[Execution Copy]

____________________________________________________________

IXOS SOFTWARE AKTIENGESELLSCHAFT

AND

THE BANK OF NEW YORK, as Depositary

AND

HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

___________________

AMENDMENT NO. 1 TO

DEPOSIT AGREEMENT

____________________

Dated as of December 23, 1999

____________________________________________________________

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT dated as of December 23, 1999 (this “Amendment”), among IXOS SOFTWARE AKTIENGESELLSCHAFT (the “Company”), THE BANK OF NEW YORK, as Depositary (the “Depositary”), and all holders and beneficial owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company and the Depositary entered into the Deposit Agreement dated as of September 25, 1998 (the “Original Deposit Agreement”);

WHEREAS, as a consequence of the 5 for 1 split of the the Company’s Shares (as defined in the Original Deposit Agreement) which became effective on December 22, 1999 and pursuant to Paragraph (16) of the Form of ADR (as defined in the Original Deposit Agreement), the Company and the Depositary deem it advisable to amend the Original Deposit Agreement, such amendment to take effect as of the date hereof.

NOW, THEREFORE, the Company and the Depositary hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Definitions.  Unless otherwise defined in this Amendment, terms which are defined in the Deposit Agreement are used herein as therein defined.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

Section 2.01.

Amendment to Section 1.  Section 1 (b) of the Original Deposit Agreement is hereby amended and restated as follows:

"b)

“ADSs” means American depositary shares representing beneficial interests in the Deposited Securities.  Subject to Paragraphs (11) and(14) of the Form of ADR, each ADS represents the right to receive one Share."

ARTICLE III

FORM OF RECEIPT

Section 3.01  Form of Receipt.  The Form of Receipt (Exhibit A to the Original Deposit AGreement) is hereby amended and restated in its entirety in the form set forth as Exhibit A hereto.

IN WITNESS WHEREOF, IXOS SOFTWARE AKTIENGESELLSCHAFT and THE BANK OF NEW YORK have duly executed this Amendment as of the date first above written.

IXOS SOFTWARE AKTIENGESELLSCHAFT

By:________________________________

   Name:

   Title:

By:________________________________

   Name:

   Title:

THE BANK OF NEW YORK

By:________________________________

   Name:

   Title:

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

THE DEPOSIT AGREEMENT

[FORM OF ADR]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

Number BNY-_______

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one deposited Share)

CUSIP:

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR BEARER ORDINARY SHARES, NO PAR VALUE

OF

IXOS SOFTWARE AKTIENGESELLSCHAFT

(INCORPORATED UNDER THE

LAWS OF THE FEDERAL REPUBLIC OF GERMANY)

THE BANK OF NEW YORK, as depositary (the "Depositary"), hereby certifies that ____________, or registered assigns, is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to Paragraphs (11) and (14)) representing one bearer ordinary share, no par value ("Shares"), of IXOS Software Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany (the "Company"), deposited or subject to deposit under the Agreement (as hereinafter defined) at the principal Frankfurt/Main office of either of Deutsche Bank AG or Dresdner Bank AG, as custodian (subject to Section 7 of the Agreement, the "Custodian"), and any and all other securities or cash from time to time received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and held under the Agreement (the deposited Shares, together with such securities and cash, the "Deposited Securities").  This ADR is issued pursuant to the Deposit Agreement dated as of September 25, 1998 (as amended from time to time, the "Agreement") among the Company, the Depositary and all Holders of, and persons with a beneficial interest in (“Beneficial Owners”), from time to time, American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR or any interest therein agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  Copies of the Agreement are on file at the Depositary's Corporate Trust Office referred to below and at the office of the Custodian.  This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms and conditions of the Agreement are hereby incorporated by reference into this ADR.

1.

Withdrawal of Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary accompanied by such instruments of transfer as the Depositary may require at the Depositary's Corporate Trust Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Deutsche Börse Clearing AG ("DBC"), of the Shares and the other Deposited Securities that are eligible for deposit with DBC and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with DBC, in each case at the time underlying this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary's Corporate Trust Office.

2.

Register.  The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Agreement is 101 Barclay Street, New York, New York 10286 (the "Depositary's Corporate Trust Office"), (a) a register (the "Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and surrender of ADRs.  The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it, after consultation with the Company to the extent practicable, or when requested by the Company.  The Depositary shall consult promptly with the Company concerning any closing of the Register.

3.

Title to ADRs; Validity.  Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of such co-registrar and dated by such signatory.

Dated:

Countersigned:

 THE BANK OF NEW YORK,

   as Depositary

By

 By

   Authorized Signatory

    Kenneth A. Lopian

    Senior Vice President

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS  101 BARCLAY STREET, NEW YORK, NEW YORK 10286.

4.

Certain Limitations.  As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement.  The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above.  The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or DBC is closed or when any such action is reasonably deemed expedient by the Depositary, after consultation with the Company to the extent practicable.  The Depositary shall consult promptly with the Company concerning any suspension of (i) deposits of Shares, (ii) withdrawals of Deposited Securities or (iii)  registrations of transfer of ADRs.  Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities.  Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the "Securities Act") and no amendment shall impair such requirements.

5.

Pre-release.  Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 4 of the Agreement, execute and deliver ADRs prior to the receipt of Shares pursuant to Section 3 of the Agreement in a Pre-release transaction subject to the requirements set out below.  The Depositary may deliver Shares upon the receipt and cancellation of Pre-released ADRs, whether or not such cancellation is prior to the termination of such Pre-release or the Depositary knows that such ADR has been Pre-released.  The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-release.  Each Pre-release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ADRs are to be delivered (the "Pre-releasee") that the Pre-releasee, or its customer, (i) owns the Shares or ADRs to be remitted, as the case may be, (ii) transfers all beneficial right, title and interest in such Shares or ADRs, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ADRs, as the case may be, that is inconsistent with the transfer of ownership (including, without the consent of the Depositary, disposing of Shares or ADRs, as the case may be, other than in satisfaction of such Pre-release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by ADSs outstanding at any time as a result of Pre-releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set U.S. dollar limits with respect to Pre-release transactions to be entered into hereunder with any particular Pre-releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-releasee's obligations to the Depositary in connection with a Pre-release transaction, including the Pre-releasee's obligation to deliver Shares or ADRs upon termination of a Pre-release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).  The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

6.

Representations and Warranties.  Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act and may be publicly offered or sold in the United States without registration under the Securities Act or (B) have been registered under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR.

7.

Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also withhold any dividends or other distributions or deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such dividends, distributions, deduction or the proceeds of any such sale in payment of such tax or other governmental charge.  The Holder hereof shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

8.

Disclosure of Interests.  The Depositary and each Beneficial Owner agree to comply with all applicable provisions of German law and the Company's Articles of Association regarding the notification of such person's interest in Shares.  The Depositary and each Beneficial Owner acknowledge that such provisions, at the date of the Agreement, include Sections 21 and 22 of the Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the Stock Corporation Act (Aktiengesetz).  The Depositary and each Beneficial Owner acknowledge that, at the date of the Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4), as applicable, of the Stock Corporation Act, owns more than 25% of the shares of, or 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage.  The Depositary and each Beneficial Owner acknowledge that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.

9.

Charges of Depositary.  The Depositary may charge, to the extent permitted by applicable law and the rules of any securities exchange on which the ADSs are listed or admitted for trading,(a) each person to whom ADRs are issued against deposits of Shares, including ADRs issued in respect of Share Distributions, Rights and other Distributions (as such terms are defined in Paragraph (11)) and changes affecting Deposited Securities (pursuant to Paragraph (14)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 or less for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered and (b) each Holder a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the Agreement and this ADR and any distribution of securities pursuant to Paragraph 11(d).  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) only pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing or withdrawing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) any transfer or registration fees charged by third parties for transfer of any Deposited Securities in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

10.

Available Information.  The Agreement, the Company's Articles of Association, and written communications from the Company that are received by the Custodian or the Depositary in accordance with Section 11 of the Agreement, are available for inspection by Holders at the Depositary's Corporate Trust Office and the office of the Custodian.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when requested and furnished by the Company, at the Company's expense.  The Company will file periodic reports with the Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934.  Such reports when filed may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

11.

Distributions on Deposited Securities.  Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to Paragraphs (4), (7) and (9) of this ADR, the Depositary shall, as promptly as practicable, distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder's ADRs:

(i)

Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, (iii) deduction of the Depositary's expenses in (1) converting any foreign currency into U.S. dollars and (2) making any sale by public or private means in any commercially reasonable manner and (iv) the fees of the Depositary.  Only whole U.S. dollars and cents will be distributed (any fractional cents shall be rounded to the nearest whole cent and so distributed to the Holders entitled thereto).

(ii)

Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.  If additional receipts are not so distributed each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

(iii)

Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary (which may include a written opinion from U.S. counsel to the Company) that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), or (ii) to the extent the Company does not furnish such evidence and/or so instruct the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Shares are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing both (i) and (ii), nothing (and any Rights may lapse).  In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Holder hereunder, the Depositary shall make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.  If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary of the exercise price or other amount stipulated for exercise of the rights, the previously disclosed fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary shall cause the Shares so purchased to be deposited pursuant to the Agreement, and shall, pursuant to the Agreement, execute and deliver ADRs to such Holder; provided, however, that in the case of a distribution pursuant to the preceding sentence, such deposit shall be made, and depositary shares shall be delivered, under other depositary arrangements to be entered into between the Company and the Depositary which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

(iv)

Other Distributions.  (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

12.

  Record Dates.  The Depositary shall fix a record date (which date shall (a) in the case of a distribution be the same date to the extent practicable as the distribution date fixed by the Company, and (b) in all other circumstances, fixed after consultation with the Company to the extent practicable) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled.

13.

Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, at the request of the Company, mail to Holders (for forwarding to Beneficial Owners) a notice (the “Notice”) (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor, subject to applicable law and the Company's Articles of Association, will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities underlying such Holder's ADRs, (c) specifying how and when such instructions may be given, (d) a statement that, if no voting instructions are received on or before the date established by the Depositary for such purpose, a Holder will be deemed to have instructed the Depositary to give a proxy to the Custodian with respect to the Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with Section 135 of the German Stock Corporation Act, (e) a copy of the voting recommendation (the “Recommendation”) prepared by the Custodian in accordance with Section 128(2) of the German Stock Corporation Act, together with an English translation thereof and (f) a statement that at the written request and expense of a Holder, and subject to compliance with any reasonable requirements the Depositary may establish (which may include the deposit of such Holders' ADSs in a blocked account or the restriction of transfers of such Holder's ADRs), the Depositary will provide such Holder with the documentation necessary to enable such Holder to attend such meeting.

Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company's Articles of Association and the provisions of or governing Deposited Securities, (i) to vote or cause to be voted the amount of Deposited Securities underlying such Holder's ADRs in accordance with such instructions or (ii) upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the amount of Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities.

The Depositary shall not vote or cause to be voted Deposited Securities, other than in accordance with instructions received from Holders of ADRs (or deemed to have been received as set forth in the next paragraph).

Subject to the following paragraph, if no specific voting instructions are received by the Depositary from any Holder (to whom appropriate notice was sent by the Depositary) with respect to the Deposited Securities underlying such Holder's ADRs on or before the date established by the Depositary for such purpose and such Holder has not given appropriate notice to the Depositary that it intends to attend and vote at the meeting, such Holder will be deemed, and the Depositary will deem such Holder, to have instructed the Depositary to give a proxy to the Custodian with respect to such Shares or other Deposited Securities to vote such Shares or other Deposited Securities in accordance with Section 135 of the German Stock Corporation Act.

Anything in this Agreement to the contrary notwithstanding, in the event that the Custodian fails to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company pursuant to the Agreement, the Depositary will mail the notice without such Recommendation (and without reference to any proxy to be given to the Custodian) to the Holders as hereinabove provided, and, thereafter, in any case in which no specific voting instructions have been received by the Depositary from a Holder on or before the date established by the Depositary upon which voting instructions must be received with respect to the Deposited Securities underlying such Holder's ADRs, no votes will be cast at such meeting with respect to such Deposited Securities.

The Depositary shall endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions (or deemed voting instructions) from Holders.  In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions (or deemed voting instructions), the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions (or deemed voting instructions) adjusting the number of securities voted on a pro-rated basis.

14.

Changes Affecting Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing, and evidencing ADSs representing, the new Deposited Securities.

15.

Exoneration.  The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall:  (a) incur no liability (i) if law, regulation, rule of any regulatory authority or stock exchange, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise in good faith any discretion given it in the Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of ADRs, or any other person in each case believed by it in good faith to be competent to give such advice or information.  The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  In the Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

16.

Amendment.  Subject to the last sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders; provided, however, that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR or any interest therein, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.

17.

Termination.  The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time 90 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Agreement before the end of such 90 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (after deducting, in each case, the fees and expenses of the Depositary).  At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such proceeds.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash (after deducting, in each case, the fees and expenses of the Depositary) and its indemnification obligations to the Company.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.